Exhibit 10.16

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Assignment”) is entered into as of December 31, 2020, by and between Aspirational Consumer Lifestyle Sponsor, LLC (“Assignor”), and Turmeric Capital Singapore Pte Ltd. (“Assignee”).

RECITALS

WHEREAS, Assignor is a party to that certain Administrative Services Agreement, dated as of September 22, 2020 (the “Contract”), between Assignor and Aspirational Consumer Lifestyle Corp. (the “SPAC”); and

WHEREAS, pursuant to the Contract, Assignor shall make available to the SPAC certain office space, administrative and support services as may be reasonably requested by the SPAC, and in exchange therefor, the SPAC shall pay the Assignor the sum of $10,000 per month on the date the securities of the SPAC are first listed on the New York Stock Exchange and continuing monthly thereafter until the earlier of the consummation by the SPAC of an initial business combination and the SPAC’s liquidation; and

WHEREAS, pursuant to the terms of the Contract, Assignor may assign the Contract and any of its rights, interests or obligations thereunder with the prior written approval of the SPAC; and

WHEREAS, Assignor desires to assign to Assignee, and Assignee desires to assume from Assignor, the Contract and its rights, interests and obligations thereunder.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by each of the parties hereto, Assignor and Assignee do hereby agree as follows:

1.             Assignment. Assignor hereby assigns, transfers, conveys and delivers unto Assignee the Contract and its rights, interests and obligations thereunder; provided, however, that any amounts accrued under the Contract prior to the date of this Assignment shall be owed and paid to the Assignor.

2.             Assumption. Assignee hereby accepts the foregoing assignment and, in consideration thereof, assumes the performance of all of the terms, covenants and conditions of the Contract.

3.             Further Actions. Each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable law or otherwise to consummate and make effective this Assignment.

4.             Indemnity and Liability. Assignee shall indemnify, exonerate and hold Assignor and each of its partners, shareholders, members, affiliates, directors, officers, fiduciaries, managers, controlling persons, employees and agents and each of the partners, shareholders, members, affiliates, directors, officers, fiduciaries, managers, controlling persons, employees and agents of each of the foregoing (collectively, the “Related Parties”) free and harmless from and against any and all actions, causes of action, suits, claims, liabilities, losses, damages and costs and out-of-pocket expenses in connection therewith (including attorneys’ fees and expenses) incurred by the Related Parties or any of them (collectively, the “Indemnified Liabilities”), arising out of or in any way relating to any action, cause of action, suit, arbitration, investigation or claim relating to (i) the Contract or (ii) the operations of or the services or office space provided to the SPAC pursuant to the Contract.

5.             Entire Agreement. This Assignment with the Contract constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

6.             Amendment, Modifications, Waivers. This Assignment may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

7.             Assignability. Assignee shall not assign the Contract or this Assignment or any of its rights, interests, or obligations thereunder or hereunder without the prior written approval of Assignor. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

8.             Successors and Assigns. The terms and conditions of this Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

9.             Counterparts. This Assignment may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Assignment.

10.           Governing Law. Any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Assignment as of the date first written above.

ASSIGNOR

ASPIRATIONAL CONSUMER LIFESTYLE SPONSOR LLC

By:	/s/ J. Michael Chu
Name: J. Michael Chu
Title: Manager

ASSIGNEE

TURMERIC CAPITAL SINGAPORE PTE LTD

By:	/s/ Ravi Thakran
Name: Ravi Thakran
Title: Director

ASPIRATIONAL CONSUMER LIFESTYLE CORP.

By:	/s/ Ravi Thakran
Name: Ravi Thakran
Title: Chief Executive Officer

[Signature Page to Assignment and Assumption Agreement]